                                                                  Exhibit 10.16

                FIRST AMENDMENT TO MASTER OFFICE LEASE AGREEMENT

            THIS FIRST AMENDMENT TO MASTER OFFICE LEASE AGREEMENT (this "First Amendment"), is made and entered into effective as of the 1st day of January, 1999, by and between BETHESDA PROPERTIES, L.L.C., a Delaware limited liability company doing business in Maryland as MARYLAND BETHESDA PROPERTIES, L.L.C., successor to NORTH BETHESDA ASSOCIATES LIMITED PARTNERSHIP (hereinafter "Landlord"), and SOCIAL AND HEALTH SERVICES LIMITED, a Maryland corporation (hereinafter "Tenant").

            WHEREAS, North Bethesda Associates Limited Partnership and Tenant entered into a certain Master Office Lease Agreement dated February 24,1995 (the "Original Lease"), as supplemented and modified by a Lease Addendum dated February 24, 1995 (the "Lease Addendum"; the Lease Addendum and the Original Lease are hereinafter sometimes referred to collectively as the "Lease"), whereby Tenant leased approximately 27,960 rentable square feet of office space in the Buildings known as 11426-28 Rockville Pike and 5640 Nicholson Lane, Rockville, Maryland 20852 (collectively, the "Existing Premises") on the terms and conditions set forth in the Lease; and

            WHEREAS, the Tenant and the Landlord wish to extend the term of the Lease with respect to that portion of the Existing Premises described on Exhibit A attached hereto and incorporated herein by this reference; and

            WHEREAS, the Tenant desires to lease additional rentable square feet of office space from the Landlord, as more particularly described on Exhibit A attached hereto (the "Additional Premises"; the Existing Premises and the Additional Premises are hereinafter sometimes referred to collectively as the "Premises"), on the same terms and conditions set forth in the Lease, as modified by this First Amendment.

            NOW, THEREFORE, in consideration of the premises set forth hereinabove, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Tenant hereby leases the Additional Premises from Landlord, and Landlord hereby leases the Additional Premises to Tenant, for a term commencing on January 1, 1999 and ending at 11:59 p.m. Eastern Daylight Savings Time, on December 31, 2004. The term of the Lease for the Existing Premises is hereby extended and shall expire at 11:59 p.m. Eastern Daylight Savings Time, on December 31, 2004. Tenant shall have no further right to renew the Term of the Lease and any such right contained in the Lease is hereby waived and shall be of no further force and effect.

            2. The rentable square footage of each of the suites comprising the Premises is listed on Exhibit A, together with an estimate of Tenant's proportionate share of increases in

Operating Charges and Real Estate Taxes over the Base Years set forth herein below for each suite. To the extent any of the square footages listed on Exhibit A do not include a core factor as determined by Landlord, Landlord may, in calculating Tenant's actual share of increases in Operating Charges and Real Estate Taxes for the Premises, include a core factor. In addition, the exact area of the Premises and the Building or Buildings containing the Premises shall be subject to final measurement by Landlord or Landlord's architect and appropriate adjustment of applicable provisions of the Lease and this First Amendment, including but not limited to Base Rent and Tenant's pro rata share of increases in Operating Charges and Real Estate Taxes, shall be made by Landlord to the extent required. The adjustment shall be deemed to be automatically in effect upon Landlord's written notice to Tenant. Upon Landlord's request, Tenant agrees to execute any document requested by Landlord to confirm such adjustment.

            3. The Base Rent schedule for the Premises shall be as follows:

                  Year                    Rent Per Square Foot
                  ----                    --------------------

                  1/1/99 - 12/31/99       $17.00
                  1/1/00 - 12/31/00       $17.51
                  1/1/01 - 12/31/01       $19.54
                  1/1/02 - 12/31/02       $20.08
                  1/1/03 - 12/31/03       $20.63
                  1/1/04 - 12/31/04       $21.25

            4. Tenant's proportionate share of increases in Real Estate Taxes and Operating Charges for the Premises shall be determined and calculated in the manner set forth in the Lease with respect to the Premises.

            5. Tenant's Base Years for the Premises shall be 1999 for Operating Charges and 1998- 1999 for Real Estate Taxes.

            6. Tenant shall accept delivery of the Additional Premises in its absolute "as is, where is" condition, except that Landlord shall repaint the interior walls and recarpet the Existing Premises and the Additional Premises by not later than December 31, 1999. For interior repainting Landlord shall apply one coat of building standard paint of a color selected by Tenant from building standard choices. Carpeting shall be standard commercial grade carpeting of a color selected by Tenant from building standard choices. In addition, Landlord shall repaint and recarpet the common areas on the floors occupied by Tenant, including repainting of the entry doors to Tenant's suites, with building standard paint and carpet selected by Landlord. Landlord also agrees to furnish and construct the improvements as shown on the attached Exhibit C.

            7. Landlord agrees to provide Tenant during the term of the Lease a total of twenty-five (25) reserved parking spaces in the adjacent surface parking lot at Fifty Five Dollars

($55.00) per space per month, and up to an additional ninety-five (95) parking spaces in the surface parking lot located at the intersection of Nicholson Lane and Woodglen Road at the prevailing market rate which is currently Thirty Five Dollars ($35.00) per space per month. Landlord shall have no responsibility for enforcing the reserved parking on the adjacent lot.

            8. Tenant shall be entitled to continue its use of approximately two hundred (200) square feet of storage space located in the basement of 11426-28 Rockville Pike at a monthly rental payable in advance on the first day of each calendar month during the term of One Hundred Sixty Seven Dollars ($167.00). Tenant shall use the storage space for storage and for no other purpose whatsoever. If Tenant plans to install any enclosure, plans therefore must be submitted to and approved by Landlord in advance of installation. Either Landlord or Tenant may cancel this Lease as to the storage space upon thirty
(30) days prior written notice to the other, which shall be effective as of the first day of the calendar month following the expiration of the notice period.

            9. Tenant shall maintain liability insurance in accordance with the provisions of Article 14 of the Lease having limits of not less than One-Million Dollars ($1,000,000) of primary coverage with not less than Four Million Dollars ($4,000,000) of umbrella coverage and shall provide Landlord with a certificate of insurance evidencing the required coverage and naming the following persons as additional insureds: Bethesda Properties, L.L.C., doing business in Maryland as Maryland Bethesda Properties, L.L.C., TCW Asset Management Company, Oaktree Capital Management, LLC, Trust Company of the West and Finmarc Management, Inc.

            10. The notice address for the Landlord shall be:

                Bethesda Properties, L.L.C.
                c/o Oaktree Capital Management, LLC
                333 South Grand Avenue, 28th Floor
                Los Angeles, California 90071
                Attention: Mr. Scott Chernoff

            11. Tenant waives any right it may have or have had to terminate the Lease because of the bankruptcy of the prior Landlord, North Bethesda Associates Limited Partnership.

            12. The term "Underlying Contracts," as used in Section 9 of the Lease, shall mean those contracts currently in effect and listed on Exhibit B attached hereto and incorporated herein by this reference, and all replacements and renewals thereof from time to time throughout the term of the Lease.

            13. The provisions of Section 24 of the Lease Addendum are hereby deleted in their entirety and the following provisions are hereby inserted in lieu thereof:

            "Unit Cost Adjustments." Landlord agrees that during the term of this Lease, the cost to Tenant for repairs or work in the Premises by Landlord shall not exceed the costs specified in the Unit Cost Adjustment Schedule listed below:

                   Unit Cost Adjustments for Improvements and
                            Additions to the Premises

      The cost per linear foot of office subdividing ceiling-high
      partitioning (including finishing and paint).                     $ 275.00

      The cost per wall mounted fourplex (double duplex) 12Ov
      electrical outlet.                                                $ 750.00

      The cost per dedicated (separate circuit control) electrical
      fourplex 120v receptacle.                                         $    .52

      The cost per dedicated 240v (separate circuit control)
      electrical outlet.                                                $  22.50

      The cost per interior door (hung and mounted) with finish
      and paint.                                                        $  40.00

      The cost per suite entry door (double door) installed with
      finish and paint.                                                 $ 105.00

      The cost per square foot of painting (two coats plus primer).     $ 215.00

      The cost per square yard of carpet (replace existing carpet
      grade and color).                                                 $ 287.50

      All phone/computer wiring/installation to be completed by Tenant

            All the above prices include labor and materials (assume a minimum request of five "units"), and must be performed within a reasonable time period. There will be a five percent (5%) cap on increases to this chart, which increase shall occur no more frequently than once per five (5) year period."

            14. Provided Tenant has never been in default under the Lease at any time during the current term, Tenant shall have a right of first refusal to lease additional space as it becomes available in the building located at 11426-28 Rockville Pike ("Expansion Space"), under all of the same terms and conditions as set forth in Section 2 of the Lease Addendum except as follows:

            (i) The term for the Expansion Space shall be coterminous with the term of the Lease as hereby extended, currently set to expire December 31, 2004;

            (ii) The rental rate for the Expansion Space shall be equal to the greater of (a) the per square foot base rent then in effect at the time of leasing the Expansion Space or (b) the last per square foot rent paid by the previous tenant or occupant of the Expansion Space.

Landlord shall have no obligation to offer Tenant any Expansion Space which continues to be occupied by the then existing tenant or occupant, through a renewal of the existing lease or the execution of a new lease. Landlord shall provide Tenant with thirty (30) days notice of the availability of the Expansion Space. In the event Tenant does not exercise its right to lease the Expansion Space prior to the expiration of the thirty (30) day period, which shall include entering into the documentation required by Section 2 of the Lease Addendum, Landlord shall be free to lease the Expansion Space to any other existing tenant or any other person on terms and conditions acceptable to Landlord, including but not limited to terms and conditions more favorable than those offered to Tenant, and the right of first offer contained herein shall have no further force and effect with respect to such space until the expiration or earlier termination of the new lease agreement for such space.

            15. It is agreed that Tenant may erect a video computer telecommunications satellite on the roof of the building located at 11426 Rockville Pike in Rockville, Maryland for use by Tenant only and not for lease by a third party, provided the following terms are met: (i) The cost of said erection and the filing of any building plans or permits, if required, will be the responsibility of Tenant. The company installing the satellite will be responsible for obtaining all proper permits. Landlord must receive copies of all permits prior to installation; (ii) modifications and installation plans for the erection of the satellite and the proposed location of the satellite will be submitted to the Landlord for its prior approval which shall not unreasonably be withheld; (iii) Landlord must receive, prior to installation, a certification from a structural engineer stating that the roof is structurally capable of supporting the extra weight of the satellite; (iv) Tenant shall maintain, and repair the satellite at all times; however, Tenant must receive Landlord's permission, which shall not be unreasonably withheld, to access the roof for such maintenance and repairs; (v) the satellite will be the property of Tenant and/or the federal government and may be removed at any time provided the original condition of the roof be restored fully; and (vi) Tenant shall indemnify, defend and hold harmless Landlord from any loss, cost, damage, liability or expense arising from the installation, operation or removal of the satellite on the roof of the building, including but not limited to roof damage.

      16. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Lease. In all respects other than specifically stated herein, the Lease is hereby ratified and all the terms and conditions shall remain unmodified and in full force and effect and shall apply to the Additional Premises.

      IN WITNESS WHEREOF, the parties hereto have executed this Third Addendum of the date first hereinabove written.

WITNESS:                            TENANT:

                                    SOCIAL AND HEALTH SERVICES LIMITED

/s/ Ugur G. Sisman                  By: /s/ Ramona E.F. Arnett, VP
-------------------------               ------------------------------
                                    Lewis Eigen
                                    President


WITNESS:                            LANDLORD:

                                    BETHESDA PROPERTIES, L.L.C.
                                    doing business in Maryland as MARYLAND
                                    BETHESDA PROPERTIES, L.L.C.

                                    By: TCW Asset Management Company, Manager

/s/ Danielle Simper                 By: /s/ Scott B. Chernoff
-------------------------               ------------------------------
                                        Name:   Scott B. Chernoff
                                        Title:  Authorized Signator

                                    By: /s/ Russel S. Bernard
                                        ------------------------------
                                        Name:   Russel S. Bernard
                                        Title:  Authorized Signator

                SECOND AMENDMENT TO MASTER OFFICE LEASE AGREEMENT

      THIS SECOND AMENDMENT TO MASTER OFFICE LEASE AGREEMENT (this "Amendment"), is made and entered into as of the 15 day of September 1999, by and between BETHESDA PROPERTIES, L.L.C., a Delaware limited liability company doing business in Maryland as MARYLAND BETHESDA PROPERTIES, L.L.C., successor to NORTH BETHESDA ASSOCIATES LIMITED PARTNERSHIP (hereinafter "Landlord"), and SOCIAL AND HEALTH SERVICES LIMITED, a Maryland corporation (hereinafter "Tenant").

      WHEREAS, North Bethesda Associates Limited Partnership and Tenant entered into a certain Master Office Lease Agreement dated February 24, 1995 (the "Original Lease"), as supplemented and modified by a Lease Addendum dated February 24, 1995 (the "Lease Addendum"; the Lease Addendum and the Original Lease are hereinafter sometimes referred to collectively as the "Lease"), whereby Tenant leased approximately 27,960 rentable square feet of office space in the Buildings known as 11426-28 Rockville Pike and 5640 Nicholson Lane, Rockville, Maryland 20852 (collectively, the "Existing Premises") on the terms and conditions set forth in the Lease; and

      WHEREAS, the Landlord and the Tenant entered into that certain First Amendment to Master Office Lease Agreement dated effective as of January 1, 1999 (the "First Amendment"), pursuant to which the Landlord and the Tenant extended the term of the Lease for a portion of the Existing Premises and the Tenant leased additional rentable square feet of office space from the Landlord (the" Additional Premises"; the Existing Premises and the Additional Premises are hereinafter sometimes referred to collectively as the "Premises"), all as more particularly set forth in the First Amendment; and

      WHEREAS, the Tenant did not in fact occupy certain suites comprising the Additional Premises until August 1, 1999 and thereafter as indicated on Exhibit A, and, as such, the parties desire to confirm the actual commencement of the Term and the rent commencement date with respect to each of the suites in the Additional Premises; and

      WHEREAS, Section 13 of the First Amendment contains an incorrect Unit Cost Adjustment Schedule, and the parties desire to substitute the correct Unit Cost Adjustment Schedule;

      NOW, THEREFORE, in consideration of the premises set forth hereinabove, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Attached to this Amendment as Exhibit A is a Schedule listing the suite numbers and square footage for each suite in the Existing Premises and the Additional Premises, and the term and rent commencement date for each suite in the Additional Premises. The Exhibit A attached to this Amendment supercedes in all respects Exhibit A attached to the First Amendment.

      2. The Base Rent schedule for the Premises shall be as follows:

            Year                          Rent Per Square Foot
            ----                          --------------------
            1/1/99* - 12/31/99            $17.00
            1/1/00  - 12/31/00            $17.51
            1/1/01  - 12/31/01            $19.54
            1/1/02  - 12/31/02            $20.08
            1/1/03  - 12/31/03            $20.63
            1/1/04  - 12/31/04            $21.25

*This is the rent commencement date for the Existing Premises; the rent commencement date for each suite in the Additional Premises is the date of occupancy with respect to each suite as set forth on Exhibit A.

      3. The provisions of Section 13 of the First Amendment are hereby deleted in their entirety and the following provisions are hereby inserted in lieu thereof:

      "Unit Cost Adjustments. Landlord agrees that during the term of this Lease, the cost to Tenant for repairs or work in the Premises by Landlord shall not exceed the costs specified in the Unit Cost Adjustment Schedule listed below:

                   Unit Cost Adjustments for Improvements and
                            Additions to the Premises

--------------------------------------------------------------------------------
The cost per linear foot of office subdividing ceiling-high
partitioning (including finishing and paint).                          $   40.00
--------------------------------------------------------------------------------
The cost per wall mounted fourplex (double duplex) 120v electrical
outlet.                                                                $  105.00
--------------------------------------------------------------------------------
The cost per dedicated (separate circuit control) electrical fourplex
120v receptacle.                                                       $  215.00
--------------------------------------------------------------------------------
The cost per dedicated 240v (separate circuit control) electrical
outlet.                                                                $  287.50
--------------------------------------------------------------------------------
The cost per interior door (hung and mounted) with finish and paint.   $  275.50
--------------------------------------------------------------------------------
The cost per suite entry door (double door) installed with finish and
paint.                                                                 $  750.00
--------------------------------------------------------------------------------
The cost per square foot of painting (two coats plus primer).          $     .52
--------------------------------------------------------------------------------
The cost per square yard of carpet (replace existing carpet grade and
color).                                                                $   22.50
--------------------------------------------------------------------------------
All phone and computer wiring and installation will be the             By Tenant
responsibility of the tenant
--------------------------------------------------------------------------------

            All the above prices include labor and materials (assume a minimum request of five "units"), and must be performed within a reasonable time period. There will be a five percent (5%) cap on increases to this chart, which increase shall occur no more frequently than once per five (5) year period."

      4. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Lease. In all respects other than specifically stated herein, the lease is hereby ratified and all the terms and conditions shall remain unmodified and in full force and effect and shall apply to the Additional Premises.

      IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Master Office Lease Agreement as of the date first hereinabove written.

WITNESS:                         TENANT:
                                 SOCIAL AND HEALTH SERVICES LIMITED

/s/  Tobie J. Bilbrey            By: /s/ Lewis D. Eigen
---------------------------          --------------------------------------
                                 Name: Lewis Eigen
                                 Title: President


WITNESS:                         LANDLORD:

                                 BETHESDA PROPERTIES, L.L.C.,
                                 doing business in Maryland as MARYLAND BETHESDA PROPERTIES, L.L.C.

                                 By: TCW Asset Management Company, Manager

/s/ Stephanie Schub                  By: /s/ Russel S. Bernard
---------------------------              --------------------------------------
                                     Name:
                                     Title:

/s/ Stephanie Schub                  By: /s/ Marc Poff
---------------------------              --------------------------------------
                                     Name:
                                     Title: